Exhibit 99.1

Alpine Immune Sciences Provides Corporate Update and Reports First Quarter 2018 Financial Results

SEATTLE, WA — May 14, 2018 — Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a company focused on discovering and developing innovative, protein-based immunotherapies targeting the immune synapse to treat cancer, autoimmune/inflammatory, and other diseases, provided a corporate update and reported financial results for the first quarter ended March 31, 2018.

“We are increasingly encouraged by our promising preclinical results, which demonstrate the potential of our platform to change the way we approach and treat both cancer and autoimmune/inflammatory diseases,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “We continue to make progress on our lead programs and remain on track to file INDs for ALPN-101, a dual ICOS/CD28 antagonist for the treatment of autoimmune/inflammatory diseases in the fourth quarter of this year, and ALPN-202, our lead oncology program, in 2019.”

Corporate and Scientific Development Highlights

Presentation of ALPN-202 immuno-oncology program data: Alpine’s poster at the 2018 American Association for Cancer Research Annual Meeting debuted preclinical data for the ALPN-202 program, representing a potentially novel immuno-oncology approach to the treatment of cancer. Results demonstrated molecules in the ALPN-202 program are able to antagonize PD-L1 and CTLA-4 while providing a CD28 costimulatory signal, resulting in the elimination of tumors, complete resistance to tumor rechallenge, and superiority to an approved anti PD-L1 therapeutic in a murine cancer model. The potentially unique mechanism of ALPN-202 seeks to address the lack of costimulatory activity in many current immuno-oncology therapies and may improve the immune system’s response to cancer. With preclinical results demonstrating both checkpoint blockade and immune system costimulation, Alpine’s ALPN-202 program could potentially be a more potent and broadly applicable therapeutic for the treatment of cancer.

Chris Peetz appointed to Board of Directors: On April 24, 2018, Alpine announced the appointment of Chris Peetz to its Board of Directors. Currently serving as Chief Executive Officer of Flashlight Therapeutics, Mr. Peetz is an experienced life sciences executive. He previously served as Chief Financial Officer and Head of Corporate Development at Tobira Therapeutics (acquired by Allergan in November 2016) and, prior to that, held senior management roles at Jennerex Biotherapeutics and Onyx Pharmaceuticals (now Amgen). Earlier, he was at LaSalle Corporate Finance, Abgenix, and Solazyme.

First Quarter 2018 Financial Results

•	Alpine ended the first quarter of 2018 with $76.7 million in cash, cash equivalents, and short-term investments compared to $81.2 million as of December 31, 2017. Net cash used in operations for the three months ended March 31, 2018 was $4.4 million.

•	Revenue for the first quarter of 2018 was $0.3 million compared to $0.7 million in the first quarter of 2017. The decrease was primarily attributable to the timing of revenue recognized under Alpine’s collaboration agreement with Kite Pharma, a Gilead (NASDAQ:GILD) company. As previously announced, under the terms of the research collaboration and license agreement with Kite, which was extended on October 30, 2017, Alpine received upfront payments of $5.5 million, which were initially recorded as deferred revenue and expensed over the period of the research term.

•	Research and development expenses for the first quarter of 2018 were $3.8 million compared to $1.9 million for the same period in 2017. The $1.9 million increase was primarily attributable to increased activity in preclinical studies and the addition of operational and research personnel related to expanding research and discovery programs.

•	General and administrative expenses for the first quarter of 2018 were $2.1 million compared to $0.9 million for the same period in 2017. The $1.2 million increase was primarily attributable to higher professional and legal service fees and increased headcount to support our operations as a public company.

Cash Guidance

The company expects to have cash to fund operations into 2020, including the clinical advancement of ALPN-101 for the treatment of autoimmune/inflammatory diseases and ALPN-202 for the treatment of cancer.

About Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc. is focused on developing novel protein-based immunotherapies based upon its variant Ig Domain (vIgD) technology. vIgDs are engineered to interact with multiple immune targets, including many present in the immune synapse. Alpine’s vIgDs are developed with its proprietary platform technology utilizing a process known as directed evolution, which produces proteins capable of either enhancing or diminishing an immune response and making vIgD-based therapeutics potentially capable of treating cancer, autoimmune/inflammatory, and other diseases. Alpine has also developed Transmembrane Immunomodulatory Protein (TIP) technology, based on vIgD technology, to potentially enhance engineered cellular therapies. For more information, visit www.alpineimmunesciences.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding Alpine’s platform technology, potential therapies, potential milestone and royalty payments, future development plans, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash to fund operations into 2020, expectations regarding the plans of its collaborator, and expectations regarding the potential efficacy and commercial potential of Alpine’s and its collaborator’s product candidates. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions among others. These forward-looking statements are based on current assumptions involving risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: Alpine’s discovery-stage and pre-clinical programs may not advance into the clinic or result in approved products on a timely or cost-effective basis or at all; Alpine may not achieve additional milestone payments pursuant to its collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, Alpine undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD,” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions. All other trademarks belong to their respective owners.

Alpine Immune Sciences, Inc.
Selected Condensed Consolidated Balance Sheet Data
(In thousands)
	March 31, 2018	December 31, 2017
	(unaudited)
Cash and cash equivalents	$7,446	$8,000
Short-term investments	69,206	73,240
Total current assets	77,987	82,548
Total assets	80,699	85,222
Total current liabilities	2,928	1,895
Total stockholders’ equity	73,881	78,917
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	80,699	85,222

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended March 31,
	2018	2017
	(unaudited)
Collaboration revenue	$315	$737
Operating expenses:
Research and development	3,792	1,858
General and administrative	2,108	873

Total operating expenses	5,900	2,731

Loss from operations	(5,585)	(1,994)
Other income (expense):
Interest expense	(78)	—
Interest and other income	305	5

Loss before taxes	(5,358)	(1,989)
Income tax benefit (expense)	52	—

Basic and diluted net loss attributable to common stockholders	$(5,306)	$(1,989)

Comprehensive loss:
Unrealized loss on investments	(46)	—

Comprehensive loss	$(5,352)	$(1,989)

Weighted-average shares used to compute basic and diluted net loss per share attributable to common stockholders	13,844,731	615,844

Basic and diluted net loss per share applicable to common stockholders	$(0.38)	$(3.23)

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